 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 18, 2013, the Boards of Director of Bank of Marin Bancorp (NASDAQ: BMRC) and Bank of Marin (collectively the "Bank") have appointed Elizabeth Reizman as the successor Chief Credit Officer ("CCO") upon Kevin Coonan, the current CCO's retirement.
Ms. Reizman, 54, joined Bank of Marin in 1996 as Vice President and Commercial Lender in the Novato branch. She currently heads credit administration at the Bank's headquarters in Novato and will succeed Kevin Coonan as Chief Credit Officer as of November 1, 2013. Beth has had a long and successful career in commercial lending, including time with Crocker Bank, Hibernia Bank and Bank of California. Starting as a commercial lender at Bank of Marin, she has progressively taken on more responsibilities, most recently serving as our Commercial Banking Manager. Ms. Reizman has served on numerous local non-profit boards, including Marin Workforce Housing Trust, Novato Human Needs Center, North Bay Children's Center, and Novato Sunrise Rotary. Ms. Reizman attended the International School in Manila, then graduated with a Bachelor degree in economics from Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2013	BANK OF MARIN BANCORP
		By:	/s/ Larry Olafson
Larry Olafson
Interim Chief Financial Officer